SEVERANCE COMPENSATION AGREEMENT



     Dated as of January 1, 1998 between THE WILBER CORPORATION, a New York corporation (the "Company"), and ALFRED S. WHITTET (the "Executive").

     The Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties as President and Chief Executive Officer of Wilber National Bank, a wholly owned subsidiary of Company (herein called "WNB") without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the company or of WNB.

     This Agreement sets forth the severance compensation which the company agrees it will pay, or cause WNB to pay, to the Executive if the Executive's employment with WNB terminates under one of the circumstances described herein following a Change in Control (as defined herein) of the Company or of WNB.

     1.   Term.  This Agreement shall  terminate,  except to the extent that any
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          obligation of the company  hereunder  remains  unpaid as of such time, upon the earliest of (i) the sixty-second birth date of Executive if a Change in Control of the Company or of WNB has not occurred prior to such date; and (ii) the termination of the Executive's employment with WNB is based on death, Disability (as defined in Section 3(d) Retirement (as defined in Seciton 36)or cause (as defined in Section
          3d)or by the  Executive  other  than for Good  Reason  (as  defined in
          Section 3(e)).

     2.   Compensation in the Event of Change in Control. No compensation shall
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          be payable under this Agreement unless and until (a) there shall have been a Change in Control of the company or of WNB, while the Executive is still an employee of WNB and (b) the Executive's employment by WNB thereafter shall have been terminated in accordance with Section 3. For purposes of this Agreement, a Change in Control shall deemed to have occurred (unless Executive shall have agreed in writing to the contrary) if (i) there shall be consummated (x) any consolidation or merger of the Company or of WNB in which the Company or WNB is not the continuing or surviving corperation or puruant to which shares of the Company's or WNB's Common Stock would be converted in cash, securities or other property, other than a merger of the Company or of WNB in which the holders of the Company's or WNB's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or
          (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the company or of WNB, or (ii) the stockholders of the company or of WNB approved any plan or proposal for the liquidation or dissolution of the Company or of WNB, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Brian R. Wright, his spouse or his children, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the company's outstanding common Stock, or (iv) any person (as defined above), other than the Company, shall become the beneficial owner (as defined above) of 50% or more of WNB's outstanding Common Stock, or (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of a least two-thirds of the directors then still in office who were directors at the beginning of the period.

     Notwithstanding that prior to any Change in Control, WNB may have terminated Executive's employment pursuant to the Employment Agreement between them, Executive shall be deemed to be still employed by WNB for the purposes of this Severance Compensation Agreement if:

          (a) within six (6) months prior to the effective date of termination of Executive's employment with WNB, and prior to any initial conduct by Executive described below as "cause", there shall have commenced material discussions, by authorized representatives of Company with particular persons or organizations, regarding a potential Change in Control, and

          (b) within twelve (12) months after the effective date of termination of Executive's employment with WNB there occurs a Change in Control involving said particular persons or organization as a result of such discussions, and

          (c) Executive's termination by WNB was not for "cause", defined for the purposes of this paragraph as:


               (i) the willful and continued failure of the Executive to substantially perform the Executive's duties with WNB (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of WNB which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executives' duties;

               (ii) the willful  engaging by the  Executive  illegal  conduct or
                    gross   misconduct  which  is  materially  and  demonstrably
                    injurious to the Company;

               (iii)personal  dishonesty or breach of fiduciary duty to WNB that in either case results or was intended to result in personal profit to the Executive at the expense of WNB, or

               (iv) willful violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment or supervisory agreement, which violation is materially and demonstrably injurious to WNB or the Company.

     For purposes of the preceding clauses, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the company or WNB. Any act, or failure to act, based upon prior approval given by the Board of WNB or upon the instructions or with the approval of the Executive's superior or based upon the advice of counsel for WNB, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of WNB and Company.

3.   Termination  Following  Change in  Control.  (a) If a Change in control (as
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     defined above) shall have occurred while the Executive is still an employee of WNB, the  Executive  shall be entitled to the  compensation  provided in
     Section 4 upon the subsequent termination of the Executive's employment with WNB by the Executive or by WNB unless such termination is a result of
     (i) the Executive's  death; (ii) the Executive's  Disability (as defined in
     Section  3(b)  below);  (iii) the  Executive's  Retirement  (as  defined in
     Section 3(c) below); (iv) the Executive's termination by WNB for Cause (as defined in Section 3(d) below); or (v) the Executive's decision to terminate employment with WNB other than for Good Reason (as defined in Section 3(e) below).

          (b)  Disability.  If, as a result of the Executive's incapacity due to
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               physical or mental illness,  the Executive shall have been absent from his duties with WNB on a full-time basis for six months and with 30 days after written notice of termination is thereafter given by WNB, the Executive shall not have returned to the full-time performance of the Executive's duties, the company may terminate this agreement for "Disability".

          (c)  Retirement. The term "Retirement" as used in this Agreement shall
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               mean  termination  by  WNB or the  Executive  of the  Executive's employment with WNB based on the Executive having reached age 65 or such other age as shall have been fixed in any arrangement established with the Executive's written consent with respect to the Executive.

          (d)  Cause.  WNB may terminate the  Executive's  employment for Cause.
               -----
               Without limited WNB's right to terminate Executive's employment pursuant to Executive's Employment Agreement with WNB and for purposes of this Agreement only, WNB shall have "Cause" to terminate the Executive's employment, only on the basis of fraud, misappropriation, or embezzlement on the part of the Executive. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated by WNB for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of WNB's Board of Directors at a meeting of WNB's Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before WNB's Board), finding that in the good faith opinion of said Board, the Executive was guilty of conduct set forth in the second sentence of this Section 3(d) and specifying the particulars thereof in detail.


          (e)  Good  Reason.   The  Executive  may  terminate  the   Executive's
               ------------
               employment with WNB for Good Reason at any time during the term of this Agreement. Without limiting Executive's right to terminate his employment pursuant to Executive's Employment Agreement with WNB and for purposes of this Agreement only, "Good Reason" shall mean any of the following (without the Executive's express written consent):

               (i) the assignment to the Executive by WNB of duties inconsistent with the Executive's position, duties, responsibilities and status with WNB immediately prior to a Change in Control, or change in this Executive's titles or officers in effect immediately prior to a change in control, or any out removal of the Executive from or any failure to reelect the Executive to any of such positions, except in connection with the termination of his employment for Disability, Retirement or Cause or as a result of the Executive's death or by the Executive other than for Good Reason,

               (ii) a  reduction  by WNB in the  Executive's  base  salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or WNB's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control of WNB in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all officers of the Company effected in the preceding 12 months;

               (iii)any failure by WNB to  continue  in effect any benefit  plan or arrangement (including, without limitation, any profit sharing plan, group annuity contract, group life insurance plan, senior executive survivor life insurance supplement and medical, dental, accident and disability plans) in which the Executive is participating (or entitled to participate) at the time of a Change in Control (or any other plans providing the Executive with substantially similar benefits) (herein referred to as "Benefit Plans"), or the taking of any action by WNB which would adversely affect the
                    Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control.

               (iv) Any  failure by the Company or WNB to continue in effect any incentive plan or arrangement ( including, without limitation, WNB's bonus and contingent bonus arrangements and credits and the right to receive performance awards and similar incentive compensation benefits) in which the Executive is participating at the time of a Change in Control (or any other plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Incentive Plans") or the taking of any action by the company or WNB which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan, expressed as a percentage of his base salary, by more than 10 percentage points in any fiscal year as compared to the immediately preceding fiscal year;

               (v) Any failure by the Company or WNB to continue in effect any plan or arrangement to receive securities of the company or of WNB (including, without limitation, any plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Executive is participating at the time of a Change in Control (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company or WNB which would adversely affect the Executive's participation in, or materially reduce, the Executive's benefits under any such Securities Plan;

               (vi) A  relocation  of WNB's  principal  executive  offices  to a location outside of Otsego County, New York or the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties prior to a Change in Control, except for required travel by the Executive on WNB business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control.

               (vii)Any failure of WNB to provide the Executive  with the number of paid vacation days to which the Executive is entitled at the time of a Change in Control

               (viii) Any  material  breach by the Company of any  provision  of this Agreement;

               (ix) Any failure by the Company to obtain the  assumption of this
                    Agreement by any successor or assignee of the Company, or

               (x) Any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(f), and for purposes of this Agreement, no such purported termination shall be effective.

(f)  Notice of  Termination.  Any  termination  by WNB pursuant to Section 3(b),
     ----------------------
     3(c) or 3(d) shall be communicated by a Notice of Termination. Any termination of Executive's employment with WNB for Good Reason shall be communicated by a Notice of Termination To WNB and to Company. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by WNB or by Executive shall be effective without such Notice of Termination.

(g)  Date of Termination

           (i) "Date of Termination" shall mean (a) if this Agreement is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Executive by WNB (provided that the Executive shall not have returned to the performance of the Executive's duties with WNB on a full-time basis during such 30-day period) or (b) if the Executive's employment is terminated by WNB for any other reason, the date on which a Notice of Termination is given by WNB; provided that if within 30 days after any Notice of Termination is given to the Executive by WNB the Executive notifies WNB that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement of Company, WNB and Executive or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected)

          (ii) "Date of Termination" shall mean if Executive's employment with WNB is terminated by Executive for Good Reason the date on which a Notice of Termination is given by Executive to WNB and the Company; provided that if within 30 days after any Notice of Termination is given to WNB and to Company by Executive, for Good Reason, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement of Company, WNB and Executive or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

4.   Severance Compensation upon Termination of Employment. If after a Change in
     -----------------------------------------------------
     Control WNB shall terminate the Executive's employment other than pursuant to the provisions of Section 3(b) (Disability), 3(c) (Retirement) or 3(d) (Cause) or if the Executive shall terminate his employment for Good Reason, then the company shall pay, or cause WNB to pay, to the Executive as severance pay, in three equal installments, in cash, less any required tax withholdings, on the fifth business day following the Date of Termination and the first and second anniversary thereof, a total amount equal to three
     (3) times the average of the aggregate annual compensation subject to United States income taxes paid by WNB to the Executive during the three calendar years preceding the Change in Control, provided however there shall be subtracted from said total the amount, if any, which shall have been paid to Executive by WNB for any period after the effective date of the termination of Executive's Employment Agreement with WNB; the "aggregate annual compensation" "subject to United States income taxes" shall be the total taxable amounts shown on Executive's W2 statements and any deferred salary and deferred bonuses for the applicable calendar years (or, if it is a higher amount, an amount calculated in the same manner using the aggregate annual compensation paid in the three (3) calendar years preceding the Date of Termination); provided, however, that if the total severance payment under this Section 4, either alone or together with other payments which the Executive has the right to receive from the Company or WNB would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1954, as amended (the "Code")), such severance payment shall be reduced to the largest amount as will result in no portion of the severance payment under this Section 4 being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the severance payment under this section 4 pursuant to the foregoing proviso shall be made by the Executive in good faith, and such determination shall be conclusive and binding on the Company.

     If required to pay the aforesaid severance, the Company shall in addition pay or cause WNB to pay:

     (a) Commencing on the third anniversary of his Date of Termination and continuing until Executive's sixty-second birthdate, an annual amount to Executive equal to the difference between the annual amount Executive would have been entitled to receive as an early retirement benefit at age 62 had he continued employment with WNB (at the same compensation he was receiving on the Date of Termination) and the annual amount Executive actually receives as an early retirement benefit if he takes early retirement effective on or after the third anniversary of his Date of Termination and prior to his sixty-second birthdate; and

     (b) An amount to the Trustee of WNB's pension plan to provide to Executive at age sixty-two (62) an early retirement benefit equal to what Executive would have been entitled to receive upon retirement at age 62 had he continued employment with WNB (at the same compensation he was receiving on the Date of Termination); provided however that, alternatively, the Company may purchase and provide to Executive an annuity to supplement the amount Executive will be entitled to receive upon early retirement at age 62 so that the total of the annual annuity payment and such annual early retirement benefit will equal the annual retirement benefit Executive would have been entitled to receive had he remained employed with WNB to age 62.

5.   No Obligation to Mitigate Damages;  No Effect on Other Contractual  Rights.
     ---------------------------------------------------------------------------
     (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment of otherwise, not shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise, except that such compensation shall be reduced by any compensation earned by the Executive within three (3) years of the Date of Termination as a result of employment by a competitor of WNB at any office of such competitor which is located within seventy-five (75) miles of Oneonta, NY.

          (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement.

6.   Successor to the Company.  (a) The Company will require any successor to or
     ------------------------
     assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assts of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to proceed hereunder as though he had the right to terminate the Executive's employment with WNB for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to or assignee of its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in Sections 3, 4 11 and 12 hereof shall in addition include such employer. In such event, the company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to Section 4 hereof.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or if there be no such designee, to the Executive's estate.

7.   Notice.   For   purposes   of  this   Agreement,   notices  and  all  other
     ------
     communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                           If to the Company or to WNB:

                                    The Wilber Corporation
                                    245 Main Street
                                    Oneonta, NY   13820

                           If to the Executive:

                                    Alfred S. Whittet
                                    132 Forest Lane
                                    West Oneonta, NY   13861

     Or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

8.   Miscellaneous.  No provisions of this Agreement may be modified,  waived or
     -------------
     discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


9.   Validity.  The  invalidity or  unenforceability  of any  provisions of this
     --------
     Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

10.  Counterparts.  This Agreement may be executed in one or more  counterparts,
     ------------
     each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

11.  Legal  fees and  Expenses.  In the  event  Executive  prevails  in any such
     -------------------------
     contest, the Company shall pay all reasonable legal fees and expenses which the Executive may incur as a result of the Company's contesting the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement.

12.  Confidentiality.  The  Executive  shall  retain in  confidence  any and all
     ---------------
     confidential information known to the Executive concerning the Company and WNB and its business so long as such information is not otherwise publicly disclosed.

13.  Death.  This Agreement  shall inure to the benefit of and be enforceable by
     -----
     the Executive's personal or legal representative, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than the amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

14.  Arbitration  Procedures.  All disputes  relating to this Agreement shall be
     -----------------------
     submitted to expedited commercial arbitration under the rules of the American Arbitration Association in Binghamton, New York, with an arbitrator who is mutually acceptable to both parties being selected to preside over such arbitration. The Federal Rules of Evidence shall apply, and the arbiter shall establish the applicable rules of discovery. The prevailing party in any arbitration shall be entitled to recover from the other party all fees and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection with such arbitration. The arbiter shall determine the scope of arbitrability. The only judicial relief shall be (a) interim equitable relief and (b) relief in aid or to enforce arbitration.

15.  No Right to Continued Employment. Nothing in this Agreement shall be deemed
     --------------------------------
     to give Executive the right to be retained in the employ of WNB or to interfere with the right of WNB to discharge the Executive at any time and for any lawful reason, subject in all cases to the terms of the Agreement.

16.  No Assignment of Benefits.  Except as otherwise  provided herein or by law,
     --------------------------
     no right or interest of any Executive under the Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Executive under this Agreement shall be liable for, or subject to, any obligation or liability of such Executive.

17.  Reduction of Benefits by Legally  Required  Benefits.  Notwithstanding  any
     -----------------------------------------------------
     other provision of this Agreement to the contrary, if WNB is obligated by law or by contract (other than under this Agreement) to pay severance pay, a termination indemnity, notice pay, or the like, or if WNB is obligated by law or by contract to provide advance notice of separation ("Notice Period"), then any severance benefits hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay of the like, as applicable, and by the amount of any pay received with respect to any Notice Period.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         THE WILBER CORPORATION


                                         By /s/ Brian R. Wright
                                            ------------------------------------
                                         Name: Brian R. Wright

                                         Title:  Chairman



                                         /s/ Alfred S. Whittet
                                        ----------------------------------------
                                         Alfred S. Whittet, Executive